EXHIBIT 99.1

Veritone Exceeds Top- and Bottom-Line Guidance for Q1 2021

Reporting Record Revenue up 54% Year over Year

Q1 aiWARE SaaS Solutions and Advertising Revenue up 51% and 72% year over year, respectively

●	Posted Record Revenue in Q1 of $18.3 Million, Up 54% Year over Year
●	Grew Q1 aiWARE SaaS Solutions and Advertising Revenues to $4.7 Million and $10.3 Million, Respectively
●	Increased Q1 Gross Profit 56% Year over Year to $13.5 Million
●	GAAP Net Loss in Q1 of $30.6 Million, including $25.0 Million of Charges Related to Stock-based Compensation and a Facility Sublease
●	Improved Q1 Non-GAAP Net Loss 41% Year over Year to $3.9 Million
●	Improved Full Year 2021 Guidance

DENVER, CO – May 4, 2021 – Veritone, Inc. (NASDAQ: VERI), a leading provider of artificial intelligence (AI) technology and solutions, today reported results for the first quarter ended March 31, 2021.

Veritone reported record revenue of $18.3 million for the first quarter of 2021, reflecting its fourth consecutive quarter of record contributions from aiWARE SaaS Solutions and Advertising. For the first quarter of 2021, GAAP net loss was $30.6 million, including $21.6 million in non-cash stock-based compensation expenses and $3.4 million in one-time charges related to a facility sublease. Non-GAAP net loss was $3.9 million, improving $2.8 million compared with the first quarter of 2020.

“With a tremendous start to 2021, Veritone is in the strongest position in our history. We have over $125 million in cash, no debt and a rapidly growing pipeline,” said Chad Steelberg, Chairman and CEO of Veritone. “Our total year-over-year revenue growth accelerated to 54% in Q1, compared with 35% in Q4.  Underpinning this growth, and everything we do at Veritone, is aiWARE, the world’s leading operating system for AI.  aiWARE’s unique architecture enables unparalleled scalability and deployment flexibility, delivering over 500 machine learning models, dozens of applications and a developer suite that accelerates enterprise AI adoption.  The market is rapidly shifting their focus to aiWARE, as more and more organizations come to realize the need for an operating system for their machine learning applications and solutions.”

Ryan Steelberg, President of Veritone added, “The first quarter was truly exceptional.  Our AI-driven advertising business grew 72% year over year, and our aiWARE SaaS business grew 51% year over year, with particular strength from our Government, Legal and Compliance market, where partnerships with Microsoft, Deloitte, CACI, PAE, Leidos and others are all rapidly expanding our pipeline. Content licensing also posted strong growth as sporting events and creative content production is beginning to resume.  The broad applicability of aiWARE as a technology has never been more evident.”

Recent Business Highlights

●	Extended partnership with Audacy, giving its 235+ stations nationwide the ability to seamlessly ingest, index, organize and analyze their audio content in depth with Veritone’s AI-powered analytics.
●	Unveiled Grid Reliability in Device (GRID) asset modeling and control initiative to standardize and improve energy grid reliability in the global transition to green energy.
●	Received an Artificial Intelligence Excellence Award for a second year in a row from Business Intelligence Group and the Industry Star Award from the 13th Annual Media Excellence Awards.

Business Outlook

Second Quarter 2021

●	Revenue is expected to be in the range of $18.8 million to $19.2 million, representing a 43% increase year over year at the midpoint.
●	Non-GAAP net loss is expected to be in the range of $5.0 million to $4.5 million, representing a 17% improvement year over year at the midpoint.

Full Year 2021

●

The Company increased its 2021 revenue expectations to be in the range of $78.5 million to $83.5 million, representing a year-over-year increase of over 40% at the midpoint, with aiWARE SaaS Solutions revenue expected to grow over 65% year over year.

●	The Company narrowed its 2021 non-GAAP net loss expectations to be in the range of $17.0 million to $14.0 million, representing a 25% improvement year over year at the midpoint.

Financial Results for First Quarter Ended March 31, 2021

Revenue was a record $18.3 million, compared with $11.9 million in the first quarter of 2020.  The growth reflects a 72% increase in Advertising, including contributions from both the VeriAds Network and Veritone One; a 51% increase in aiWARE SaaS Solutions, including strong growth in the Company’s Government, Legal and Compliance solutions; and an 18% increase in aiWARE Content Licensing and Media Services. Gross profit increased 56% year over year to $13.5 million, compared with $8.7 million in the first quarter of 2020, driven largely by the revenue growth in aiWARE SaaS Solutions and Advertising.

GAAP net loss was $30.6 million, including $21.6 million in non-cash charges for stock-based compensation and $3.4 million of one-time charges related to a facility sublease, compared with a GAAP net loss of $12.7 million in the first quarter of 2020.  Non-GAAP net loss was $3.9 million, or $0.12 per share, compared with $6.7 million, or $0.25 per share, in the first quarter of 2020.  The $2.8 million year-over-year improvement in non-GAAP net loss was driven by the $3.1 million improvement in Core Operations non-GAAP net income to $1.2 million, offset slightly by the $0.3 million increase in Corporate non-GAAP net loss to $5.1 million.

As of March 31, 2021, the Company had cash and cash equivalents of $127.5 million, including approximately $51.0 million of cash received from Advertising clients for future payments to vendors, and no long-term debt.

Conference Call

Veritone will hold a conference call on Tuesday, May 4, 2021 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss its results for the first quarter of 2021 and its outlook for the second quarter and full year of 2021, provide an update on the business, and conduct a question and answer session. To listen, please join the webcast or dial-in. To avoid a wait, if dialing in, please pre-register or call in 20 minutes in advance.

● Preregister*	https://dpregister.com/sreg/10154254/e62c6b4936
● Live audio webcast:	investors.veritone.com
● Domestic call number:	844-750-4897
● International call number:	412-317-5293
● Call ID:	10154254

* Callers who pre-register will be emailed upon registering a conference pass code and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. If you have any difficulty connecting with the conference call, please contact LHA Investor Relations at 415-433-3777.

A replay of the audio webcast will be available on the Company’s website approximately one hour after the call ends. A telephonic replay of the call will be available through May 18, 2021:

Replay number:	1-877-344-7529
International replay number:	1-412-317-0088
Replay ID:	10154254

Virtual Investor Day and Tech Expo

Friday, May 14, 2021, 9:00 am PT/12:00 pm ET  RSVP

Management will discuss the Company’s vision, demonstrate new technologies publicly for the first time, present customer and partner testimonials, and conduct live question and answer sessions.

About the Presentation of Supplemental Non-GAAP Financial Information

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures:  “gross profit,” “Non-GAAP net loss,” and “Non-GAAP net loss per share.” Gross profit is the Company’s revenue less its cost of revenue. Non-GAAP net loss is the Company’s net loss, adjusted to exclude interest expense, provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, a reserve for state sales taxes, charges related to a facility sublease, and severance costs.  Non-GAAP net loss should not be considered as an alternative to net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. The items excluded from Non-GAAP net loss, as well as a breakdown of GAAP net loss, non-GAAP net income (loss) and these excluded items between the Company’s core operations and corporate, are detailed in the reconciliations included following the financial statements attached to this news release. Other companies (including the Company’s competitors) may define Non-GAAP net loss differently.

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.  Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of gross profit, operating expenses, loss from operations, other (expense) income, net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the applicable GAAP measures.

The Company presents this supplemental non-GAAP financial information because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. These non-GAAP measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider this supplemental non-GAAP financial information in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

About Veritone

Veritone (NASDAQ: VERI) is a leading provider of artificial intelligence (AI) technology and solutions. The Company’s proprietary operating system, aiWARE™, powers a diverse set of AI applications and intelligent process automation solutions that are transforming both commercial and government organizations. aiWARE orchestrates an expanding ecosystem of machine learning models to transform audio, video, and other data sources into actionable intelligence. The Company’s AI developer tools enable its customers and partners to easily develop and deploy custom applications that leverage the power of AI to dramatically improve operational efficiency and unlock untapped opportunities. Veritone is headquartered in Denver, Colorado, and has offices in Costa Mesa, London and San Diego. To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation statements regarding the Company’s expectations regarding its rapidly growing pipeline of business, its expectation that the market is rapidly shifting focus to aiWARE, the Company’s expected total revenue and Non-GAAP net loss in the second quarter and full year of 2021, and the Company’s expected year-over-year growth in aiWARE SaaS Solutions revenue for full year 2021. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, the impact of the economic disruption caused by COVID-19 pandemic on the business of the Company and that of its existing and potential customers; the Company’s ability to achieve broad recognition and customer acceptance of its products and services; the Company’s ability to continue to develop and add additional capabilities and features to its aiWARE operating system; the development of the market for cognitive analytics solutions; the ability of third parties to develop and provide additional high quality, relevant machine learning models and applications; the Company’s ability to successfully identify and integrate such additional third-party models and applications onto its aiWARE operating system, and to continue to be able to access and utilize such models and applications, and the cost thereof;  as well as the impact of future economic, competitive and market conditions, particularly those related to its strategic end markets; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Brian Alger, CFA

SVP, Corporate Development & Investor Relations

Veritone, Inc.

(949) 386-4318

investors@veritone.com

Investor Relations Contact:

Kirsten Chapman

LHA Investor Relations

(415) 433-3777

veritone@lhai.com

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	March 31,	December 31,
	2021	2020
ASSETS

Cash and cash equivalents	$127,459	$114,817
Accounts receivable, net	24,100	16,666
Expenditures billable to clients	16,129	18,365
Prepaid expenses and other current assets	5,220	6,719
Total current assets	172,908	156,567
Property, equipment and improvements, net	385	2,354
Intangible assets, net	9,666	10,744
Goodwill	6,904	6,904
Long-term restricted cash	855	855
Other assets	229	230
Total assets	$190,947	$177,654

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable	$19,186	$15,632
Accrued media payments	65,391	55,874
Client advances	8,321	6,496
Other accrued liabilities	10,143	10,246
Total current liabilities	103,041	88,248
Other non-current liabilities	2,113	1,196
Total liabilities	105,154	89,444
Total stockholders' equity	85,793	88,210
Total liabilities and stockholders' equity	$190,947	$177,654

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE LOSS
(in thousands, except per share and share data)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$18,295	$11,904
Operating expenses:
Cost of revenue	4,823	3,250
Sales and marketing	6,427	4,929
Research and development	4,960	3,646
General and administrative	31,543	11,543
Amortization	1,078	1,348
Total operating expenses	48,831	24,716
Loss from operations	(30,536)	(12,812)
Other (expense) income, net	(9)	131
Loss before provision for income taxes	(30,545)	(12,681)
Provision for income taxes	22	3
Net loss	$(30,567)	$(12,684)
Net loss per share:
Basic and diluted	$(0.95)	$(0.47)
Weighted average shares outstanding:
Basic and diluted	32,172,038	26,773,163
Comprehensive loss:
Net loss	$(30,567)	$(12,684)
Foreign currency translation gain, net of income taxes	7	4
Total comprehensive loss	$(30,560)	$(12,680)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(30,567)	$(12,684)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,253	1,604
Loss on disposal of fixed assets	1,894	-
Loss on sublease	1,211	-
Change in fair value of warrant liability	-	(2)
Provision for doubtful accounts	5	-
Stock-based compensation expense	21,610	4,456
Changes in assets and liabilities:
Accounts receivable	(7,439)	(555)
Expenditures billable to clients	2,236	5,446
Prepaid expenses and other current assets	1,507	406
Accounts payable	3,554	(763)
Accrued media payments	9,517	3,334
Client advances	1,825	947
Other accrued liabilities	(103)	(644)
Other liabilities	(294)	(42)
Net cash provided by operating activities	6,209	1,503

Cash flows from investing activities:
Capital expenditures	(100)	(9)
Net cash used in investing activities	(100)	(9)

Cash flows from financing activities:
Proceeds from common stock offerings, net	-	3,505
Proceeds from the exercise of warrants	2,279	-
Proceeds from issuances of stock under employee stock plans, net	4,254	101
Net cash provided by financing activities	6,533	3,606

Net increase in cash and cash equivalents and restricted cash	12,642	5,100
Cash and cash equivalents and restricted cash, beginning of period	115,672	44,920
Cash and cash equivalents and restricted cash, end of period	$128,314	$50,020

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended
	March 31,
	2021	2020
Advertising	$10,327	$6,001
aiWARE SaaS Solutions	4,685	3,108
aiWARE Content Licensing and Media Services	3,283	2,795
Revenue	$18,295	$11,904

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET INCOME (LOSS) (UNAUDITED)
(in thousands)

	For the Three Months Ended March 31,
	2021			2020
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(2,825)	$(27,742)	$(30,567)	$(3,775)	$(8,909)	$(12,684)
Provision for income taxes	—	22	22	—	3	3
Depreciation and amortization	1,083	170	1,253	1,356	248	1,604
Stock-based compensation expense	2,695	18,915	21,610	563	3,893	4,456
Change in fair value of warrant liability	—	—	—	—	(2)	(2)
State sales tax reserve	—	138	138	—	—	—
Gain on sale of asset	—	—	—	—	(56)	(56)
Charges related to sublease	—	3,367	3,367	—	—	—
Severance costs	250	7	257	—	—	—
Non-GAAP Net Income (Loss)	$1,203	$(5,123)	$(3,920)	$(1,856)	$(4,823)	$(6,679)

(1) Core operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content, licensing and advertising agency services; and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET LOSS RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ending	Year Ending
	June 30, 2021	December 31, 2021
Net loss	($12.9) to ($12.4)	($64.0) to ($61.0)
Provision for income taxes	—	—
Charges related to sublease	—	$3.4
Depreciation and amortization	$1.1	$4.6
Stock-based compensation expense	$6.8	$39.0
Non-GAAP net loss	($5.0) to ($4.5)	($17.0) to ($14.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Revenue	$18,295	$11,904
Cost of revenue	4,823	3,250
Gross profit	13,472	8,654

GAAP sales and marketing expenses	6,427	4,929
Stock-based compensation expense	(898)	(178)
Severance costs	(236)	—
Non-GAAP sales and marketing expenses	5,293	4,751

GAAP research and development expenses	4,960	3,646
Stock-based compensation expense	(1,019)	(237)
Severance costs	(14)	—
Non-GAAP research and development expenses	3,927	3,409

GAAP general and administrative expenses	31,543	11,543
Depreciation	(175)	(256)
Stock-based compensation expense	(19,693)	(4,041)
Charges related to sublease	(3,367)	—
State sales tax reserve	(138)	—
Severance costs	(7)	—
Non-GAAP general and administrative expenses	8,163	7,246

GAAP amortization	(1,078)	(1,348)

GAAP loss from operations	(30,536)	(12,812)
Total non-GAAP adjustments (1)	26,625	6,060
Non-GAAP loss from operations	(3,911)	(6,752)

GAAP other (expense) income, net	(9)	131
Change in fair value of warrant liability	—	(2)
Gain on sale of asset	—	(56)
Non-GAAP other (expense) income, net	(9)	73

GAAP loss before income taxes	(30,545)	(12,681)
Total non-GAAP adjustments (1)	26,625	6,002
Non-GAAP loss before income taxes	(3,920)	(6,679)

Income tax provision	22	3

GAAP net loss	(30,567)	(12,684)
Total non-GAAP adjustments (1)	26,647	6,005
Non-GAAP net loss	$(3,920)	$(6,679)

Shares used in computing non-GAAP basic and diluted net loss per share	32,172	26,773
Non-GAAP basic and diluted net loss per share	$(0.12)	$(0.25)

(1) Adjustments are comprised of the adjustments to GAAP gross profit, sales and marketing expenses, research and development expenses and general and administrative expenses and other (expense) income, net (where applicable) listed above.

VERITONE, INC.
KEY PERFORMANCE INDICATORS (KPI's) (UNAUDITED)

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2020	2020	2020	2020	2021
Advertising
Average gross billings per active client (in 000's)(1)	533	614	625	632	713
Revenue during quarter (in 000's)	$5,881	$6,140	$7,372	$8,138	$8,371

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,
	2020	2020	2020	2020	2021
aiWARE SaaS Solutions
Total accounts on platform at quarter end	1,587	1,753	1,791	1,896	1,777
New bookings received during quarter (in 000's)(2)	$1,397	$2,319	$2,083	$1,437	$1,864
Total contract value of new bookings received during quarter (in 000’s)(3)	$2,312	$2,502	$2,469	$2,431	$4,068
Revenue during quarter (in 000's)	$3,108	$3,002	$3,351	$4,402	$4,685

(1)	For each quarter, reflects the average gross quarterly billings per agency client over the twelve month period through the end of such quarter for agency clients that are active during such quarter.
(2)

Represents the contractually committed fees payable during the first 12 months of the contract term, or the non-cancellable portion of the contract term (if shorter), for new contracts received in the quarter, excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).

(3)

Represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (i.e., fees for cognitive processing, storage, professional services and other variable services).